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EXHIBIT 21--SUBSIDIARIES OF J. ALEXANDER'S CORPORATION



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
                                               STATE OF                        NAME UNDER WHICH
SUBSIDIARY                                   INCORPORATION                     BUSINESS IS DONE
----------                                   -------------                     ----------------
J. Alexander's Restaurants, Inc.               Tennessee                   J. Alexander's Restaurant

J. Alexander's Restaurants of Kansas, Inc.      Kansas                     J. Alexander's Restaurant

J. Alexander's Restaurants of Texas, Inc.        Texas                     J. Alexander's Restaurant

JAX Real Estate, LLC                           Delaware                      JAX Real Estate, LLC
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